                          [NPS PHARMACEUTICALS LOGO]

For Immediate Release                 Contact:  David L. Clark
                                                Vice President, Operations
                                                NPS Pharmaceuticals, Inc.
                                                (801) 583-4939


                   NPS PHARMACEUTICALS REPORTS THIRD-QUARTER
                       AND NINE-MONTH OPERATING RESULTS

     Salt Lake City, Utah - November 7, 2000 -- NPS Pharmaceuticals, Inc. (Nasdaq: NPSP), today announced its consolidated operating results for the third quarter and nine-month period ended September 30, 2000. The net loss for the third quarter was $7.38 million, or $0.30 per share, compared to a net loss of $4.67 million, or $0.37 per share, for the same period in 1999. The net loss for the current nine-month period was $25.90 million, or $1.14 per share, compared to a net loss of $15.44 million, or $1.22 per share, for the same period in 1999. The weighted numbers of shares outstanding for the third quarter and nine-month period ended September 30, 2000 were 24.90 and 22.79 million, respectively, and 12.70 and 12.67 million, respectively, for the same periods in 1999. The increases in losses from 1999 to 2000 arise primarily from clinical development activities with two product candidates acquired in the purchase of NPS Allelix Corp.

     The Company's revenues for the three months ended September 30, 2000 were $1.65 million compared to $915,000 for the same period last year. Revenues for the nine-month period ended September 30, 2000 were $5.31 million compared to $2.75 million for the same period in 1999. The increases in revenues for the third quarter and nine-month period are primarily due to revenue from license agreements acquired in the purchase of NPS Allelix Corp.

     Research and development expenses increased to $6.44 million for the third quarter of 2000 from $4.60 million for the third quarter of 1999. For the nine-month period, research and development expenses increased to $20.40 million compared to $15.00 million for the comparable period in 1999. The increases in research and development expenses in 2000 are primarily due to costs associated with a pivotal Phase III clinical trial with ALX1-11 being studied for treating osteoporosis and a pilot Phase II trial with ALX-0600 being studied for treating short bowel syndrome. These two product candidates were acquired in the purchase of NPS Allelix Corp.

     General and administrative expenses increased to $2.95 million for the quarter ended September 30, 2000, compared to $1.34 million for the same quarter in 1999, and to $9.75 million for the nine-month period compared to $4.44 million in 1999. The increases in general and administrative expenses are primarily the result of increased costs of operating NPS and its recently acquired subsidiary, NPS Allelix Corp.
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     NPS is engaged in the discovery and development of small molecule drugs and recombinant proteins that address a variety of important diseases.

     NOTE: Statements included within this press release, which are not historical in nature, constitute forward-looking statements for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that could cause actual results to differ materially from those described herein. There can be no assurance that NPS drug candidates will prove to be safe and/or efficacious or successfully marketed and sold. Careful consideration should be given to cautionary statements made in NPS documents filed with the SEC, in particular the Company's Form 10-K.
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                           NPS PHARMACEUTICALS, INC.
                         (A Development Stage Company)

                  Consolidated Statements of Operational Data
                     (in thousands, except per share data)
                                  (Unaudited)

                                                                                                                        October 22,
                                                                                                                           1986
                                                                                                                        (inception)
                                                                                                                          through
                                        Three Months Ended September 30,        Nine Months Ended September 30,          September
                                        ------------------------------------------------------------------------            30,
                                              2000              1999                2000               1999                2000
                                        ---------------    --------------      --------------     --------------      --------------
Revenues from research and
 license agreements                             $ 1,654           $   915            $  5,308          $   2,745        $  60,822
Operating expenses:
 Research and development                         6,442             4,598              20,403             15,002          111,971
 General and administrative                       2,954             1,341               9,746              4,440           44,762
 Amortization of goodwill
  and acquired intangibles                          874                 -               2,694                  -            2,694
 In-process research and
  development acquired                                -                 -                   -                  -           17,760
                                             ----------         ---------           ---------          ---------        ---------
Total operating expenses                         10,270             5,939              32,843             19,442          177,187
                                             ----------         ---------           ---------          ---------        ---------
 Operating loss                                  (8,616)           (5,024)            (27,535)           (16,697)        (116,365)

Other income, net                                 1,233               353               1,633              1,262           12,558
                                             ----------         ---------           ---------          ---------        ---------
 Loss before taxes                               (7,383)           (4,671)            (25,902)           (15,435)        (103,807)

Income tax expense                                    -                 -                   -                  -            1,018
                                             ----------         ---------           ---------          ---------        ---------
 Net loss                                       $(7,383)          $(4,671)           $(25,902)         $ (15,435)       $(104,825)
                                             ==========         =========           =========          =========        =========
Net loss per common and common-
 equivalent share -
 basic and diluted                               $(0.30)           $(0.37)             $(1.14)            $(1.22)
                                             ==========         =========           =========          =========
Weighted average common and common-
 equivalent shares outstanding -
 basic and diluted                               24,903            12,696              22,791             12,665
                                             ==========         =========           =========          =========

                     Condensed Consolidated Balance Sheets
                                (In thousands)
                                  (Unaudited)

                                                                                         September 30,       December 31,
                                                                                             2000               1999
                                                                                        --------------      --------------
Cash, cash equivalents and
 marketable investment securities                                                            $  72,774           $  35,679

Other current assets                                                                             1,746               1,300
Plant and equipment, net of accumulated
 depreciation and amortization                                                                   5,472               8,077
Other assets, net of accumulated
 amortization                                                                                   16,553              19,910
                                                                                        --------------      --------------
   Total assets                                                                              $  96,545           $  64,966
                                                                                        ==============      ==============

Current liabilities                                                                          $   4,834           $   4,447
Long-term portion of capital leases and
 long-term debt                                                                                  1,623               1,940
                                                                                        --------------      --------------
   Total liabilities                                                                             6,457               6,387
Minority interest                                                                                    -               2,500
Paid-in capital and common stock                                                               196,908             135,056
Deferred compensation                                                                           (1,295)                  -
Accumulated other comprehensive
 income (loss):
  Net unrealized gain (loss) on marketable
   investment securities                                                                            65                 (54)
  Foreign currency translation                                                                    (765)                  -
Deficit accumulated during development stage                                                  (104,825)            (78,923)
                                                                                        --------------      --------------
Net stockholders' equity                                                                        90,088              56,079
                                                                                        --------------      --------------
   Total liabilities and stockholders' equity                                                $  96,545           $  64,966
                                                                                        ==============      ==============